Exhibit 16.1


[PricewaterhouseCoopers Logo]

PricewaterhouseCoopers LLP
Southwark Towers, 32 London Bridge St
London SE1 9SY
Telephone +44 (0) 20 7583 5000
Facsimile +44 (0) 20 7822 4652

March 27. 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We have read the statements made by Orthofix International N.V. (copy attached), which we understand will be filed with the Commission, pursuant to Item 9 of the Company's Form 10-K report for the year ended December 31, 2002. We agree with the statements concerning our Firm in such Form 10-K.

Very truly yours,


/s/PricewaterhouseCoopers

PricewaterhouseCoopers
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